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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this registration statement on Form S-1 of our report dated March 18, 1999, except for the information in Note 11 for which the date is April 1, 1999, on our audits of the financial statements of Network Access Solutions Corporation. We also consent to the references to our firm under the captions "Experts," "Summary Financial And Other Data," and "Selected Financial And Other Data."

/s/ PricewaterhouseCoopers, LLP
--------------------------------

McLean, Virginia
April 30, 1999